Exhibit 3.27

ARTICLES OF INCORPORATION

OF

ENTERPRISES ACQUISITION, INC.

The undersigned, acting as incorporator under the Code of Alabama, 1975, as amended, adopts the following Articles of Incorporation:

ARTICLE I

Name

The name of the corporation is Enterprises Acquisition, Inc. (“hereinafter referred to as the “Corporation”).

ARTICLE II

Duration

The Corporation shall have perpetual duration and existence.

ARTICLE III

Registered Office and Agent

The registered office of the Corporation in the State of Alabama is to be located at the offices of The Corporation Company, 60 Commerce Street, Montgomery, Alabama 36104. The name of its registered agent at that address is The Corporation Company.

ARTICLE IV

Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Act of Alabama.

ARTICLE V

Capital Stock

The total number of shares of stock which the Corporation is authorized to issue is twenty thousand (20,000) and the par value of each of such shares is one cent ($.01), amounting in the aggregate to two hundred dollars ($200.00).

ARTICLE VI

Management of the Corporation

The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the Bylaws. Election of directors need not be by ballot unless the Bylaws so provide.

(2) The Board of Directors shall have powers without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

(4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Alabama, of these Articles, and to any Bylaws from time to time made by the stockholders; provided, however, that no Bylaw so made shall invalidate any prior act of the directors which would have been valid if such Bylaw had not been made.

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ARTICLE VII

Indemnification

The Corporation shall, to the full extent permitted by Alabama law, including but not limited to the indemnification provided in Section 10-2A-21 of the Business Corporation Act of Alabama, indemnify all persons whom it may indemnify pursuant thereto.

ARTICLE VII

Personal Liability of Directors

The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted under the Business Corporation Act of Alabama, as the same may be amended or supplemented.

ARTICLE IX

Right to Amend These Articles

The Corporation reserves the right to amend, alter, change or repeat any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

ARTICLE X

Board of Directors

The Corporation’s initial Board of Directors shall consist of three (3) persons who shall serve until the first annual meeting of the shareholders and until their successors are elected and qualified. The names and addresses of the members of the Board of Directors are as follows:

Names	Addresses
Jerome J. Richardson	600 Shell Lane
Spartanburg, SC 29302

H. Stephen McManus	600 Shell Lane
Spartanburg, SC 29302

Samuel H, Maw	600 Shell Lane
Spartanburg, SC 29302

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ARTICLE XI

Incorporator

The name and address of the incorporator is W. Holt Speir, III, Capell, Howard, Knabe & Cobbs, P.A., 57 Adams Avenue, Montgomery, AL 36104.

Dated the 9th day of November, 1994.

INCORPORATOR

W. Holt Speir, III

This instrument was prepared by:

W. Holt Speir, III, Esq.

Capell, Howard, Knabe & Cobbs, P.A.

57 Adams Avenue

P.O. Box 2069

Montgomery, Alabama 36102-2069

(205) 241-8000

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The State of Alabama Montgomery County	}	Probate Court

I, Walker Hobbie, Jr., Judge of Probate in and for the said County, in said State, hereby certify that the within and foregoing pages are a full, true and complete copy of ARTICLES OF INCORPORATION OF ENTERPRISES ACQUISITION, INC. as fully and completely as the same appears of record in this office in Book No. 187 of Corp at page 663.

Given under my hand and official seal this

16th day of November, A.D. 1994

Judge of Probate Court, Montgomery County, Alabama

STATE OF ALABAMA
STATEMENT OF CHANGE OF REGISTERED AGENT OR REGISTERED OFFICE OR BOTH

CHECK ONE:	☐ FOREIGN CORPORATION
☒ DOMESTIC PROFIT CORPORATION

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION SUBMITS THE FOLLOWING STATEMENT FOR THE PURPOSE OF CHANGING ITS REGISTERED AGENT, ITS REGISTERED OFFICE, OR BOTH IN THE STATE OF ALABAMA.

State of Incorporation: Alabama

1.	The name of the corporation:

FLAGSTAR ENTERPRISES, INC.

2.	The name of the present registered agent:

The Corporation Company

3.	The street address of the present registered office:

Suite 110, 60 Commerce Street, Montgomery, AL 36104

4.	The name of its successor registered agent:

CSC-Lawyers Incorporating Service Incorporated

5.	The street address to which its registered office is to be changed (street address of registered agent and registered office must be Identical; NO PO BOX):

57 Adams Avenue, Montgomery, AL 36104-4045

Street Number, Street Name                City, State and Zip Code

6.	If you are changing the street address of the registered agent, you are required to notify the corporation in writing of the change in the registered agent’s address.

7.	Date: 6-23-00

FLAGSTAR ENTERPRISES, INC.

Name of Corporation
E. MICHAEL MURPHY, Vice President
Type or Print Corporate Officer’s Name and Title

$5 Filing Fee
Signature of Officer

I, CSC–Lawyers Incorporating Service Incorporated, consent to serve as registered agent to the above named corporation on this, the 3 day of July, 2000.

CSC–Lawyers Incorporating Service Incorporated

DEBORAH D. SKIPPER, Asst. Vice President

By:
Signature of Registered Agent

MAIL ORIGINAL APPLICATION WITH THE FILING FEE OF $5.00 TO:

4/97

STATE OF ALABAMA

I, Jim Bennett, Secretary of State of the State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that duplicate originals of Articles of Merger merging Flagstar Enterprises, Inc., a Delaware corporation, into Enterprises Acquisition, Inc., an Alabama corporation, changing its name to Flagstar Enterprises, Inc., duly signed and verified pursuant to the provisions of Section 10-2A-143, Code of Alabama, 1975, have been received in this office and are found to conform to law. Accordingly the undersigned, as such Secretary of State, and by virtue of the authority vested in him by law, hereby issues this Certificate of Merger merging Flagstar Enterprises, Inc. into Enterprises Acquisition, Inc. changing its name to Flagstar Enterprises, Inc. and attaches hereto a duplicate original of the Articles of Merger.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the City of Montgomery, on this day.
12/30/94
Date

Jim Bennett	Secretary of State

ARTICLES OF MERGER OF FLAGSTAR ENTERPRISES, INC. INTO ENTERPRISES ACQUISITION, INC.

Enterprises Acquisition, Inc. (the “Surviving Corporation”), a corporation organized under the laws of the State of Alabama, hereby submits these Articles of Merger for the purpose of merging Flagstar Enterprises, Inc. (the “Merging Corporation”), a corporation organized under the laws of the State of Delaware, into the Surviving Corporation:

1. The Board of Directors and the sole stockholder of each of the Corporations participating in the merger have approved an Agreement and Plan of Merger, attached hereto as Exhibit A, which is incorporated herein by reference, in the manner prescribed by the Alabama Business Corporation Act.

2. The Merging Corporation has twenty-thousand (20,000) shares of common stock outstanding. The Surviving Corporation has one (1) share of common stock outstanding.

3. For the Merging Corporation, twenty-thousand (20,000) shares voted in favor of this merger, and zero (0) shares voted against this merger. For the Surviving Corporation, one (1) share voted in favor of this merger, and zero (0) shares voted against this merger.

4. The Articles of Incorporation for the Surviving Corporation are filed in the County of Montgomery, State of Alabama.

5. The merger will become effective as of the close of business on the 30th day of December, 1994.

ENTERPRISES ACQUISITION, INC.

By:
C. Burt Duren, Vice President

By:
George E. Moseley, Secretary

FLAGSTAR ENTERPRISES, INC.

By:
C. Burt Duren, Vice President

By:
George E. Moseley, Secretary

ART/23424-2

STATE OF SOUTH CAROLINA

COUNTY OF SPARTANBURG

Before me, the undersigned, a Notary Public for the above jurisdiction, personally appeared C. Burt Duren, as Vice President of ENTERPRISES ACQUISITION, INC., who being known to me and after being duly sworn stated that he, as such officer of the corporation, has read the foregoing Articles of Merger and that the facts contained therein are true and correct to the best of his knowledge, information and belief.

SWORN TO AND SUBSCRIBED before me this the 14 day of December, 1994, in witness whereof I have hereunto set my hand and affixed my official seal.

Notary Public
My commission expires: May 16, 2001

(Notary Seal)

STATE OF SOUTH CAROLINA

COUNTY OF SPARTANBURG

Before me, the undersigned, a Notary Public for the above jurisdiction, personally appeared C. Burt Duren, as Vice President of FLAGSTAR ENTERPRISES, INC., who being known to me and after being duly sworn stated that he, as such officer of the corporation, has read the foregoing Articles of Merger and that the facts contained therein are true and correct to the best of his knowledge, information and belief.

SWORN TO AND SUBSCRIBED before me this the 14 day of December, 1994, in witness whereof I have hereunto set my hand and affixed my official seal.

Notary Public
My commission expires: May 16, 2001

(Notary Seal)

ART/23424-2

Exhibit “A”

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Plan”) is made and entered into as of this 15th day of December, 1994, by and among SPARTAN HOLDINGS, INC., a corporation organized and existing under the laws of the State of New York (“Spartan”), FLAGSTAR ENTERPRISES, INC., a corporation organized and existing under the laws of the State of Delaware (“Enterprises”), and ENTERPRISES ACQUISITION, INC., a corporation organized and existing under the laws of the State of Alabama (“Acquisition”).

RECITALS:

A. Enterprises and Acquisition are wholly-owned subsidiaries of Spartan.

B. The Boards of Directors of Enterprises and Acquisition and Spartan in its capacity as sole stockholder of Enterprises and Acquisition have resolved that Enterprises should be merged into Acquisition pursuant to the General Corporation Law of Delaware and the Business Corporation Act of Alabama into a single corporation existing under the laws of Alabama (the “Merger”) in a transaction qualifying as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986;

C. The authorized capital stock of Enterprises consists of 20,000 shares of common stock with a par value of $.01 per share of which 20,000 shares are issued and outstanding;

D. The authorized capital stock of Acquisition consists of 20,000 shares of common stock with a par value of $.01 per share, one share of which is issued and outstanding; and

E. The respective Boards of Directors of Enterprises and Acquisition and Spartan in its capacity as sole stockholder of Enterprises and Acquisition have adopted, approved, certified, executed and acknowledged the Merger upon the terms and conditions hereinafter set forth and have adopted, approved, certified, executed, and acknowledged this Plan;

NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions, and covenants herein contained, the parties hereto agree in accordance with the General Corporation Law of Delaware and the Business Corporation Act of Alabama that Enterprises shall be, at the Effective Time (as hereinafter defined), merged (hereinafter called “Merger”) into a single corporation existing under the laws of Alabama into Acquisition, which shall be the Surviving Corporation, and the parties hereto adopt and agree to the following agreements, terms, and conditions relating to the Merger and the mode of carrying the same into effect.

PLAN OF MERGER

ARTICLE I

MERGER

§1.1 Surviving Corporation. In accordance with the provisions of this Plan, the General Corporation Law of Delaware and the Business Corporation Act of Alabama, Enterprises (the “Merging Corporation”) shall be merged with and into Acquisition, and Acquisition shall be the surviving corporation (Acquisition, as it shall exist immediately after the Merger, being herein referred to as the “Surviving Corporation”). Upon the Merger becoming effective, the corporate existence of the Surviving Corporation shall continue under the laws of Alabama and the separate corporate existence of Enterprises shall cease.

§1.2 Name of Surviving Corporation. Upon the Merger, the Surviving Corporation shall have the name “Flagstar Enterprises, Inc.”

§1.3 Effective Time. The Merger provided for in this Plan shall become effective as of the close of business on the 31st day of December, 1994, after the filing of the Certificate of Merger with the Secretary of State of Delaware in accordance with the provisions of Section 252 of the General Corporation Law and the filing of the Articles of Merger with the Secretary of State of Alabama in accordance with the provisions of Section 10-2A-145 of the Business Corporation Act of Alabama (copies of which Certificate of Merger and Articles of Merger are attached hereto). The date and time when the Merger shall become effective is herein referred to as the “Effective Time.”

§1.4 Articles of Incorporation of Surviving Corporation. The Articles of Incorporation of Acquisition in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation and shall be amended by the Merger by deleting Article I in its entirety and inserting in lieu thereof the following:

“The name of this corporation is FLAGSTAR ENTERPRISES, INC. (the “Corporation”).”

§1.5 Bylaws of Surviving Corporation. The Bylaws of Acquisition in effect immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation and shall not be amended by the Merger, except as to the name of the Surviving Corporation.

§1.6 Directors of Surviving Corporation. The directors of Acquisition immediately prior to the Effective Time shall be the directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected and qualified, or until their earlier resignation or removal, or as otherwise provided by law.

AGR/23421-4

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§1.7 Officers of Surviving Corporation. The officers of Acquisition immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected and qualified, or until their earlier resignation or removal, or as otherwise provided by law.

§1.8 Effect of the Merger. As of the Effective Time, the Surviving Corporation shall possess all of the rights, privileges, powers and franchises of a public as well as of a private nature and be subject to all the restrictions, disabilities and duties of each of Acquisition and Enterprises (collectively, the “Participating Corporations”); and all singular rights, privileges, powers and franchises of each of the Participating Corporations, and all property, and all debts due to either of the Participating Corporations on whatever account shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest including leasehold interests, shall be thereafter as effectually the property of the Surviving Corporation as they were of the Participating Corporations, and the title to any real estate vested by deed or otherwise, in either of the Participating Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Participating Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Participating Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been originally incurred or contracted by it. In furtherance of the foregoing, the Merging Corporation has assigned and delegated to the Surviving Corporation and the Surviving Corporation has assumed, accepted, restated and affirmed all right, title, interest, power, privileges, liabilities, duties and obligations of the Merging Corporation by, under and pursuant to a 1994 Consent Agreement dated December, 1994, among the Participating Corporations, certain affiliated corporations and certain of their creditors and obligees.

§1.9 Further Assurance. After the Effective Time, the Surviving Corporation may execute and deliver any deed, assignment or any other document or certificate which the Surviving Corporation finds necessary or desirable to convey, vest, perfect or confirm in the Surviving Corporation title to and possession of all property, rights, privileges, powers, franchises, immunities and interests of the Participating Corporations and otherwise to carry out the purposes of this Plan. The Participating Corporations agree that the proper officers and directors of the Surviving Corporation are fully authorized in the name of such corporations to execute such documents or certificates.

ARTICLE II

CONVERSION OF SHARES

§2.1 Acquisition Shares. As of the Effective Time, all of the issued and outstanding shares of the $.01 par value common stock of Acquisition held immediately prior to the Effective Time, shall by virtue of the Merger and as of the Effective Time, be surrendered to Acquisition and certificates representing such shares shall be cancelled and reissued as shares of Flagstar Enterprises, Inc., an Alabama corporation.

AGR/23421-4

3

§2.2 Enterprises Shares. As of the Effective Time, each share of the one cent par value capital stock of Enterprises which is issued and outstanding immediately prior to the Effective Time, shall be converted solely by virtue of the Merger and without any action by the holder thereof as of the Effective Time into one fully paid share of the $.01 par value common stock of the Surviving Corporation.

ARTICLE III

TERMINATION AND ABANDONMENT

§3.1 Termination. Notwithstanding any other provision herein contained to the contrary, this Plan may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the mutual consent of the Boards of Directors of Acquisition and Enterprises.

§3.2 Procedure In Effect for Termination. In the event of termination and abandonment of the Merger pursuant to this section, this Plan shall terminate and the Merger shall be abandoned without further action. In the event of such termination and abandonment, no party hereto (or any of their respective directors or officers) shall have any liability or further obligation to any party to this Plan.

IN WITNESS WHEREOF, each of the parties hereto has caused this Plan to be executed on its behalf as of the day and year first above written.

SPARTAN HOLDINGS, INC.

By:
John A. Gerson

Its:	Attorney-In-Fact

[CORPORATE SEAL]

AGR/23421-4

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FLAGSTAR ENTERPRISES, INC.

ATTEST:	By:
C. Burt Duren, Vice President

George E. Moseley, Secretary

[CORPORATE SEAL]
ENTERPRISES ACQUISITION, INC.

ATTEST:	By:
C. Burt Duren, Vice President

George E. Moseley, Secretary

[CORPORATE SEAL]

AGR/23421-4

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